Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Euronet Worldwide, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-56915; Form S-3, No. 333-84046; Form S-3, No. 333-105478; Form S-3, No. 333-111361; Form S-3MEF, No. 333-111363; Form S-3, No. 333-116931; Form S-3, No. 333-116934; Form S-3, No. 333-117948; Form S-3, No. 333-122297; Form S-4, No. 333-116938; Form S-8, No. 333-24539; Form S-8, No. 333-83555; Form S-8, No. 333-44890; Form S-8, No. 333-64634; Form S-8, No. 333-71766; Form S-8, No. 333-98013; Form S-8, No. 333-102875; and Form S-8, No. 333-116920) of Euronet Worldwide, Inc., and in the related Prospectuses, of our report dated February 7, 2003 with respect to the consolidated statements of operations, comprehensive loss, cash flows, and shareholders’ equity (deficit) for Euronet Worldwide, Inc. for the year ended December 31, 2002, which report appears in the December 31, 2004 annual report on Form 10-K of Euronet Worldwide, Inc.

/s/ KPMG Audyt Sp. z o. o.

Warsaw, Poland

March 15, 2005